Exhibit 10.3


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                              BANK OF AMERICA, N.A.

                                       AND

                               BALCHEM CORPORATION




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                                 LOAN AGREEMENT

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                              DATED: MARCH 16, 2007




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

                                TABLE OF CONTENTS
                                -----------------

DEFINITIONS ..............................................................  2

ARTICLE I   REPRESENTATIONS AND WARRANTIES................................  6

            SECTION 101.  REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY..................................  6

ARTICLE II  THE LOANS; CONDITIONS PRECEDENT TO THE HOLDER'S OBLIGATIONS
            HEREUNDER.....................................................  8

            SECTION 201  THE LOANS........................................  8

            SECTION 202.  CONDITIONS......................................  8

ARTICLE III COVENANTS OF THE COMPANY...................................... 10

            SECTION 301. AFFIRMATIVE COVENANTS OF THE
                          COMPANY WITH THE HOLDER......................... 10

            SECTION 302. NEGATIVE COVENANTS OF THE COMPANY
                          WITH THE HOLDER................................. 13

ARTICLE IV  EVENTS OF DEFAULT............................................. 15

            SECTION 401. EVENTS OF DEFAULT DEFINED........................ 15

            SECTION 402. JURY TRIAL WAIVER................................ 17

            SECTION 403. RIGHT OF SET OFF................................. 17

            SECTION 404. EXPENSES INCURRED IN CONNECTION
                          WITH ENFORCEMENT................................ 18

            SECTION 405. EFFECT OF UNENFORCEABILITY....................... 18

ARTICLE V   GENERAL CONDITIONS............................................ 19

            SECTION 501. GENERAL CONDITIONS OF THE LOAN AGREEMENT......... 19


EXHIBIT "A"  FORM OF LINE OF CREDIT LOAN NOTE

EXHIBIT "B"  FORM OF TERM LOAN NOTE

SCHEDULE 101(F)  PENDING LITIGATION

SCHEDULE 101(J)  WHOLLY-OWNED SUBSIDIARIES

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT dated March 16, 2007 (the "Loan Agreement") by and between BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, and having an office at Peter D. Kiernan Plaza, Albany, New York 12207 (the "Holder") and BALCHEM CORPORATION, a corporation organized and existing under the laws of the State of Maryland and having an address of P.O. Box 600, 52 Sunrise Road, New Hampton, New York 10958 (the "Company");

                              W I T N E S S E T H :

      WHEREAS, the Company has requested that the Holder make certain loans (hereinbelow defined) to the Company and the Holder has agreed to make said Loans subject to the terms set forth herein; and

      NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the Holder and the Company agree as follows:

                                   DEFINITIONS

DEFINITIONS OF TERMS.

      The following words and terms as used in this document shall have the following meanings unless the context or use indicates another or different meaning or intent:

      "CLOSING" means the closing with respect to the execution and delivery of the Notes by the Company to the Holder.

      "CLOSING DATE" means the date of the execution and delivery of the Note by the Company to the Holder.

      "CORPORATE GUARANTORS" means BCP Ingredients, Inc., a Delaware corporation, Balchem Minerals Corporation and any future Corporate Guarantor as described in Section 301(T) hereof, and their respective successors and permitted assigns.

      "COMPANY" means Balchem Corporation, a Maryland corporation having an address of P.O. Box 600, 52 Sunrise Park Road, New Hampton, New York 10958 and its permitted successors and permitted assigns.

      "DEFAULT RATE" shall have the meaning assigned to such term in the Notes.

      "EBIDTA"  means  earnings  before   interest,   taxes,   depreciation  and
amortization and other non-cash charges (including any non-cash stock-based compensation expense which are required to be reported per FAS 123 R.)

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, and all regulations promulgated thereunder.

      "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 401 hereof.

      "EVIDENCE OF OWNERSHIP" means stock of a corporation, membership interests of a limited liability company, partnership interests (general and limited) of partnerships and any other interest in a Subsidiary which involves any rights of ownership.

      "FINANCING DOCUMENTS" means this Loan Agreement, the Notes, the Guaranties, the Pledge Agreements and any other document now or hereafter executed by the Company or by a Corporate Guarantor by or in favor of the Holder which evidences, secures or guarantees any sum due under the Notes or any of the Financing Documents.

      "GAAP" means generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

      "GOVERNMENTAL AUTHORITY" means the United States, the State and any political subdivision thereof and any agency, department, commission, court, board, bureau or instrumentality of any of them.

      "GUARANTY" OR "GUARANTIES" means any guaranty executed by a Guarantor in form and substance satisfactory to the Holder whereunder said Corporate Guarantor guarantees in full on a joint and several basis repayment of the Notes and all other amounts due and owing to the Holder under the other Financing Documents, as said guaranty may be amended or supplemented from time to time.

      "HOLDER" means Bank of America, N.A. (successor by merger to Fleet National Bank) as the original owner of the Notes, and any subsequent owner at the time in question of the Notes.

      "INDEBTEDNESS" means, at a particular date, all indebtedness for money borrowed or for the deferred purchase price of property and shall include all capitalized leases.

      "INTERNATIONAL SUBSIDIARY" means any Subsidiary organized outside the United States.

      "LIEN" means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes but is not limited to mechanics', materialmens', warehousemens' and carriers' liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      "LINE OF CREDIT LOAN" means the loan in the principal amount of $6,000,000.00 from the Holder to the Company as evidenced by the Line of Credit Loan Note.

      "LINE OF CREDIT LOAN NOTE" means the promissory note dated the Closing Date in the principal amount of $6,000,000.00 from the Company in favor of the Holder in the form attached hereto as Exhibit "A" and evidencing the Line of Credit Loan, as said promissory note may be further modified, supplemented, consolidated or extended from time to time.

      "LOAN AGREEMENT" means this loan agreement dated the Closing Date, by and between the Holder and the Company, as said loan agreement may be modified, supplemented or amended from time to time.

      "LOANS" means collectively the Line of Credit Loan and the Term Loan.

      "MATURITY DATE" shall have the meaning assigned to such term in the Line of Credit Loan Note and/or the Term Loan Note, as applicable.

      "NOTE PAYMENT DATE" means each date on which interest, principal or both principal and interest shall be payable on the Notes according to their respective terms so long as such shall be outstanding.

      "NOTES" means, collectively, the Line of Credit Loan Note and the Term Loan Note.

      "PERMITTED   ENCUMBRANCES"  means  (i)  Liens  for  taxes  which  are  not delinquent or which are being contested in good faith, mechanic's and materialmen's Liens and other statutory Liens with respect to obligations which are not overdue or which are being contested in good faith, and Liens resulting from deposits to secure the payments of workmen's compensation or other social security or to secure the performance of bids or contracts in the ordinary course of business, (ii) capitalized lease or purchase money security interest obligations in the ordinary course of business or assumed as part of a permitted acquisition, (iii) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions affecting real estate, (iv) Liens having as aggregate dollar value not in excess of $100,000 or (v) Liens in favor of the Bank.

      "PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

      "PLAN" means any plan defined in Section 4021(a) of ERISA in respect of which the Company or any Subsidiary thereof is an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively.

      "PLEDGE AGREEMENT" or "PLEDGE AGREEMENTS" means any Pledge Agreement in form and substance satisfactory to the Holder executed by the holder(s) of an International Subsidiary at least sixty-five (65%) of the Evidence Of Ownership of an International Subsidiary is pledged as security and collateral for the repayment of the Notes and all other amounts due and owing to the Holder under the other Financing Documents, as said Pledge Agreement may be amended or supplemented from time to time.

      "PRINCIPAL BALANCE" means the outstanding principal balance of the Notes from time to time.

      "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "REPORTABLE EVENT" means any reportable event as defined in ERISA.

      "REQUIREMENT" or "LOCAL REQUIREMENT" means any law, ordinance, order, judgment, decree, rule, regulation, permit, license, authorization, certificate or approval of a Governmental Authority or a Local Authority, respectively.

      "STATE" means the State of New York.

      "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "TERM LOAN" means the loan in the amount of $29,000,000.00 from the Holder to the Company and evidenced by the Term Loan Note.

      "TERM LOAN NOTE" means the promissory note dated the Closing Date in the principal amount of $29,000,000.00 from the Company in favor of the Holder in the form attached hereto as Exhibit "B" and evidencing the Term Loan, as said promissory note may be amended, modified, supplemented, consolidated or extended from time to time.

      "WHOLLY OWNED SUBSIDIARY" means as to any Person, any other Person all of the Capital Securities of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

SECTION 101. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants that:

      (A) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, possesses the corporate power and corporate capacity to consummate the transactions contemplated hereby and is authorized to conduct business in all jurisdictions wherein the nature of its activities requires such except where the failure to do so would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole;

      (B) No approval or other action by any Governmental Authority is required in connection with the execution or performance by the Company of the Financing Documents;

      (C) The consolidated financial statements of the Company heretofore delivered to the Holder have been prepared in accordance with GAAP, and fairly present in all material respects the respective consolidated financial conditions of the subjects thereof as of the respective dates thereof, except, in the case of interim financial statements, for the absence of footnotes and year-end audit adjustments;

      (D) The Financing Documents and all other documents to be executed by the Company in connection therewith, when executed and delivered by the respective parties thereto, will constitute valid and binding obligations of the Company. The execution and delivery by the Company of the Financing Documents and the performance of the Financing Documents by the Company (1) have been authorized by all necessary corporate action and (2) do not and will not conflict with, or result in any breach of, or constitute a default under the Company's articles of incorporation or by-laws or any indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of its Property may be bound for which a valid consent has not been secured except where the failure to do so would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole, or result in the creation of any Lien (other than that created by Permitted Encumbrances) upon or with respect to any Property of the Company;

      (E) There has been no material adverse change in the business, Property or financial condition, taken as a whole, of the Company and its Subsidiaries from that shown on the most recent financial statements delivered heretofore to the Holder;

      (F) Except as disclosed in Schedule 101(F) hereto, as of the date hereof, there are no actions, suits or proceedings at law or in equity, or before or by any Governmental

Authority, pending or, to the knowledge of the Company, threatened against or affecting the Company or involving the validity or enforceability of the Financing Documents which are reasonably likely to materially adversely affect the financial condition of the Company and, to the Company's knowledge, it is not in default with respect to any material order, writ, judgment, decree or demand of any court or any Governmental Authority which default is reasonably likely to materially adversely affect the financial condition of the Company;

      (G) There is no default under the Financing Documents and no event has occurred and is continuing which with notice or the passage of time, or either, would constitute a default under any thereof;

      (H) All material federal, state, county, municipal and city income and other tax returns and other reports and documents required to have been filed by the Company have been filed and the Company has paid all fees and taxes indicated as due pursuant to such returns, reports and documents or pursuant to any assessments received by the Company except which are in, being contested in good faith and the Company knows of no basis for any additional material assessment in respect of any such taxes which has not been or will not be reserved for in accordance with GAAP;

      (I) No Reportable Event or Prohibited Transaction (as defined in Section 4975 of the internal Revenue Code) has occurred and is continuing with respect to any Plan and the Company has not incurred any "accumulated handing deficiency" (as such term is defined in Section 302 of ERISA); and

      (J) All of the Wholly-Owned Subsidiaries of the Company as of the date hereof are listed on Schedule 101(J).

                                   ARTICLE II

                 THE LOANS; CONDITIONS PRECEDENT TO THE HOLDER'S
                              OBLIGATIONS HEREUNDER

SECTION 201. THE LOANS.

      (A) The Line of Credit Loan. Upon the terms and conditions set forth herein, the Holder shall make the Line of Credit Loan to the Company. The proceeds of the Line of Credit Loan shall be utilized to fund general corporate endeavors, including the providing of working capital, funding capital expenditures and funding stock and asset acquisitions. The Company may apply from time to time for the issuances of commercial letters of credit and standby letters of credit in furtherance of such purposes provided that the aggregate face amount of such commercial letters of credit and/or standby letters of credit does not exceed an amount equal to $6,000,000 less the outstanding principal balance of the Line of Credit Loan at the time of such request. The Line of Credit Loan shall bear interest and shall mature all as set forth in the Line of Credit Loan Note. The Line of Credit Loan shall be an unsecured facility

      (B) The Term Loan. Upon the terms and conditions set forth herein, the Holder shall make the Term Loan to the Company. The proceeds of the Term Loan shall be utilized to fund the acquisition by the Company of certain assets of Chinook Global Limited (the "Target Entity"). The Term Loan shall bear interest and shall mature all as set forth in the Term Loan Note. In consideration for the making of the Term Loan, the Company shall pay to the Holder on the Closing Date a facility fee equal to $72,500.00.

      (C) Payments. The Company agrees that all fees due and payable hereunder and under the Notes (including but not limited to, all payments of principal and accrued interest under the Notes and any fees due and payable with respect to outstanding commercial letters of credit or standby letters of credit) shall be paid through a debit against the Borrower's account number 009428413878 maintained with the Holder, which direct debit is hereby authorized by the Company.

SECTION 202. CONDITIONS.

The Holder shall not be obligated hereunder to make the Loans unless the following conditions shall have been satisfied:

      (A) The Holder shall have received on or before the Closing Date the following all, where applicable, in form and substance satisfactory to the
Holder:

            (1) the executed Notes,

            (2) an executed counterpart of the Guaranties,

            (3) an executed counterpart of this Loan Agreement,

            (4) an executed counterpart of the Pledge Agreement,

            (5) the stock or other Evidence Of Ownership which is the subject of the Pledge Agreements,

            (6) (a) the facility fee of the Holder described in Section 201(B) hereof and (b) the Holder's reasonable counsel fees,

            (7) opinion of counsel for the Company, the Corporate Guarantors and any International Subsidiary in form and substance reasonably satisfactory to the Holder and its counsel; and

            (8) acquisition agreements with the Target Entity.

      (B) The Holder's counsel shall have received (and approved as appropriate) on or before the Closing Date copies of:

            (1) With respect to the Company, an executed closing certificate together with a certified copy of the articles of incorporation as filed with the Maryland Secretary of State together with all amendments thereto, a good standing certificate issued by the Maryland Secretary of State, a certificate of authority to conduct business in New York State, a certified copy of the by-laws and an approval of the board of directors authorizing the execution and delivery and performance of the Financing Documents, and

            (2) With respect to each of the Corporate Guarantors and any International Subsidiary, an executed closing certificate together with a certified copy of the articles of incorporation as filed with the jurisdiction of incorporation of such, together with all amendments thereto, a good standing certificate issued by said jurisdiction of incorporation, a certified copy of the by-laws and an approval of the board of directors and shareholders authorizing the execution and delivery and performance of the Financing Documents to which it is a party.

                                   ARTICLE III

                            COVENANTS OF THE COMPANY

SECTION 301. AFFIRMATIVE COVENANTS OF THE COMPANY WITH THE HOLDER.

Until the Loans have been paid in full and all other monetary obligations then due of the Company under the Financing Documents have been satisfied, the Company covenants with the Holder as follows:

      (A) It will pay all costs and expenses required to satisfy the conditions of this Loan Agreement; without limiting the generality of the foregoing, the Company will pay (from moneys advanced hereunder or otherwise):

            (1) all taxes (other than the Holder's income taxes), filing and recording expenses, including documentary stamp and intangible taxes, if any, in respect of the transactions pursuant hereto;

            (2) the fees and commissions, if any, lawfully due to brokers in connection with this transaction; and

            (3) reasonable fees and expenses of counsel to the Holder;

      (B) It will indemnify the Holder from claims of brokers arising by reason of the Company's acts in connection with the execution and delivery hereof and of the other Financing Documents executed by it or the consummation of the transactions contemplated hereby or thereby and from expenses incurred by the Holder in connection with any such claims (including reasonable attorneys' fees) and each of the Holder and the Company represent that it has not dealt with any broker in connection with the Loans nor is aware of such claims of brokers;

      (C) It will promptly and reasonably respond to any reasonable inquiry made by the Holder with respect to the Notes or the other Financing Documents or the transactions contemplated thereby;

      (D) It will notify the Holder of any material adverse change in the financial condition or business of the Company and furnish such other information concerning its financial condition and business as may be reasonably requested by the Holder from time to time;

      (E) It will give written notice to the Holder within ten (10) days of becoming aware of any condition or event which constitutes an event of default beyond any applicable grace or cure period with respect to other outstanding Indebtedness of the Company in excess of $100,000;

      (F) It will at all times keep adequate books and records, in accordance with GAAP so that at any time, and from time to time, its financial condition may be readily determined in all material respects; and, at Holder's request, make and take away copies thereof;

      (G) It will promptly, and in any event within one hundred and twenty (120) days after the close of each fiscal year furnish to the Holder reasonably detailed financial projections and business plan for the Company's operations for the ensuing fiscal year;

      (H) It will promptly, and in any event within ten (10) days of the filing thereof, furnish to the Holder a copy of the Company's Form 10-K as filed with the U.S. Securities and Exchange Commission;

      (I) It will promptly, and in any event within ninety (90) days after the close of each fiscal quarter, furnish to the Holder a copy of the Company's Form 10-Q as filed with the U.S. Securities and Exchange Commission;

      (J) It will maintain as of the close of each fiscal quarter on a consolidated basis for the Company and its Subsidiaries a minimum Current Ratio of 1.25 to 1.00 based upon the Company's financial statements. Such covenant is to be tested quarterly, beginning on March 31, 2007, and the "Current Ratio" shall be defined as the ratio of the current assets to current liabilities of the Company and its Subsidiaries;

      (K) It will maintain on a consolidated basis for the Company and its Subsidiaries a maximum Funded Debt Ratio of 2.00 to 1.00 based upon the Company's consolidated financial statements for each fiscal quarter, beginning on March 31, 2007. The "Funded Debt Ratio" shall be defined as the ratio of (i) the sum of the outstanding principal of all interest bearing Indebtedness, to
(ii) EBITDA, which for the purposes of this calculation, shall be calculated on the basis of the most recently ended four (4) fiscal quarters;

      (L) It will maintain as of the close of each fiscal quarter on a consolidated basis for the Company and its Subsidiaries a minimum Fixed Charge Coverage Ratio tested quarterly based upon the Company's consolidated financial statements for the then most recently ended four (4) fiscal quarters of 1.50 to
1.00 for the quarter ending March 31, 2007, 1.25 to 1.00 for the quarters ending June 30, 2007 and September 30, 2007 and 1.50 to 1.00 for each quarter thereafter. The term "Fixed Charge Coverage Ratio" shall be defined as the ratio of (i) EBITDA less taxes paid less dividends paid less non-financed capital expenditures, to (ii) required payments of term debt principal, capital lease payments and interest incurred during the prior twelve (12) month period;

      (M) It will promptly, and in any event within ninety (90) days after the end of each fiscal quarter with respect to which as of such date there are amounts outstanding under either Note, deliver to Holder a compliance certificate executed by the Company stating that a review of the activities of the Company during such fiscal quarter has been made and that, to the best of its knowledge and belief, the Company has observed, performed and fulfilled each and every material obligation and covenant contained in the Financing Documents and is not in default under any of the same and demonstrating the calculation of all financial ratio covenants;

      (N) It will promptly inform the Holder of any pending, or to the Company's knowledge threatened, litigation against the Company or affecting any of the Company's property, if such litigation or potential litigation could reasonably be expected to have a material adverse effect on the Company's consolidated financial condition or to cause an event of default;

      (O) It will preserve and maintain its corporate existence, all rights, licenses, privileges, franchises, certificates and the like necessary for the operation of its business and the maintenance of its existence where the failure to maintain the same is reasonably expected to have a material adverse effect upon the Company, and promptly and properly comply with all laws, statutes, ordinances and governmental regulations applicable to it or to any of its property, business operations and transactions where the failure to comply with the same is reasonably expected to have a material adverse effect upon the Company;

      (P) It will maintain, with financially sound and reputable insurance companies or associations, workmen's compensation insurance, liability insurance, and extended coverage and any other insurance of the kinds usually carried by companies engaged in business similar to that of the Company, in an amount not less than full replacement cost on its present and future properties normally covered by insurance (less reasonable deductibles), against such casualties, risks and contingencies as are customarily insured against, and at the Holder's request, deliver to the Holder evidence of the maintenance of such insurance;

      (Q) It will promptly pay, when due, any and all material taxes, assessments and other governmental charges upon the Company or against any of the Company's property, unless the same is being contested in good faith by appropriate proceedings and reserves consistent with GAAP have been established therefor;

      (R) It will maintain all of its tangible Property in good condition and repair and make all necessary replacements thereof where the failure to do so would have a material adverse effect upon the Company;

      (S) Other than employee payroll and other minor local business accounts, it will maintain with the Holder all of the Company's deposit and cash management services. In addition, it will maintain with the Bank at all times aggregate minimum balances of $100,000.00 net of amounts necessary to offset service charges; and

      (T) It shall within thirty (30) days of any acquisition of or formation of any Wholly-Owned Subsidiary cause such entity to enter into a Guaranty unless it is an International Subsidiary, in which event, at least sixty-five (65%) percent of the Evidence

Of Ownership of such International Subsidiary must be pledged as collateral for the Loans.

      (U) It will promptly inform the Holder of any actual or potential contingent liabilities.

SECTION 302. NEGATIVE COVENANTS OF THE COMPANY WITH THE HOLDER.

Until the Loans have been paid in full and all other monetary obligations of the Company then due under the Financing Documents have been satisfied, the Company covenants with the Holder as follows:

      (A) Neither it nor its Subsidiaries shall (i) mortgage, assign, hypothecate, grant a security interest in or encumber any of its assets, except for Permitted Encumbrances or (ii) enter into any agreement with any Person whereunder the Company covenants not to mortgage, assign, hypothecate, grant a security interest in or encumber its assets;

      (B) Neither it nor its Subsidiaries shall endorse, guarantee, or otherwise become surety for or contingently liable upon the obligations of any Person (provided, however, that the foregoing shall not apply to guaranties by the Company of obligations of any Subsidiary, guaranties by a Subsidiary of obligations of the Company, guaranties by a Subsidiary of obligations of another Subsidiary, security deposits, bonds or performance guaranties in the ordinary course of business or endorsements of negotiable instruments by the Company in the ordinary course of business);

      (C) Neither it nor its Subsidiaries shall sell, assign, lease, exchange or otherwise dispose of any of its assets used or useful in its business valued at more than Five Hundred Thousand and no/100 Dollars ($500,000.00) in aggregate in any fiscal year, except inventory or obsolete or unused equipment in the ordinary course of business;

      (D) Neither it nor its Subsidiaries shall sell any of its assets to any other Person with the understanding or agreement that such assets shall be leased back to the Company;

      (E) Neither it nor its Subsidiaries shall make any loans or advances in excess of $250,000.00 in aggregate principal amount outstanding (combined with the Company's Subsidiaries) except for loans or advances to employees in the ordinary course of business, or sell any of its accounts receivables with or without recourse;

      (F) Neither it nor its Subsidiaries shall change its fiscal year or methods of accounting;

      (G) Neither it nor its Subsidiaries shall hereafter incur or assume any Indebtedness for borrowed money in excess of $1,000,000.00 aggregate principal amount

(combined with the Company's Subsidiaries) except for loans between the Company and its Subsidiaries, loans between Subsidiaries, the contingent purchase price or purchase price adjustments related to permitted acquisitions described in subparagraph (I) below and except for indebtedness due the Holder;

      (H) It shall not assign or transfer, or attempt to so do, any of its rights, powers, duties or obligations arising pursuant to this Loan Agreement;

      (I) Neither  it  nor  its  Subsidiaries   shall  reorganize,   merge  or
consolidate with, or acquire, directly or indirectly, all or substantially all of the assets, property or stock of any company, person or other entity, sell all or substantially all of its assets or approve a sale of all or substantially all of its stock or make any other substantial change in its capitalization (each of the foregoing hereinafter referred to as a "Transaction"), without the express written consent of the Holder, which consent shall not be unreasonably withheld; provided, however, that the Company may effect changes in its authorized capital stock or issuances of capital stock or enter into transactions between the Company and its Subsidiaries or between such Subsidiaries absent the prior written consent of the Holder. Additionally, the Company may enter into a Transaction absent the prior written consent of the Holder provided that all of the following criteria are met: (i) any business being acquired must be engaged in a similar or substantially related line of business to that of the Company or any of its Subsidiaries, (ii) the Transaction (if initiated by the Company) in question must not be hostile, (iii) the Company must be in full compliance with all covenants hereunder both prior to and immediately following (on a pro-forma basis) and (iv) the total consideration for such Transaction does not exceed $20,000,000;

      (J) Neither it nor its Subsidiaries shall, directly or indirectly, engage in any business other than that currently engaged in by the Company and business related or analogous thereto (after giving effect to any Transactions consented to by the Holder in accordance with Section 302 (I) hereof) or business covered by any other Transactions permitted under subparagraph (I) of this Section 302, discontinue any of its existing lines of business which materially contribute to the Company's operations, or substantially alter its method of doing business.

      (K) Neither it nor its Subsidiaries shall voluntarily suspend business for more than thirty (30) days during any twelve (12) consecutive month period.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

SECTION 401. EVENTS OF DEFAULT DEFINED.

      The following shall constitute Events of Default hereunder and the terms "Event of Default" or "Default" shall mean, whenever they are used in the Loan Agreement, any one or more of the following events:

      (A) If the Company fails to comply with any of the covenants or agreements made, or to be observed, by it in the Loan Agreement, other than a covenant or agreement specified in subsection (B) below, and such failure shall have continued for a period of thirty (30) days after written notice of non-compliance from the Holder to the Company, provided that if such default cannot reasonably be cured within said 30-day period, and the Company shall have commenced action to cure the breach of covenant, condition or agreement within said 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for so long as the Company shall require in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of forty-five (45) days in the aggregate from the date of such written notice.

      (B) If the Company fails to provide to the Holder the information required by subsections (G), (H), (I) or (M) of Section 301 hereof and such failure shall have continued for a period of ten (10) days after written notice of non-compliance from the Holder to the Company.

      (C) Notwithstanding the foregoing subsection (A) above, the following shall be immediate Events of Default for which there shall be no cure period under this Section:

            (1) if a default by the Company occurs in the due and punctual payment of any amounts specified to be paid herein or under the other Financing Documents (other than any amounts payable on the Maturity Date or any earlier date on which the entire Principal Balance together with all accrued but unpaid interest and all other sums evidenced by the Financing Documents shall be due and payable in full) and such default continues for ten (10) days;

            (2) if the Company fails to pay any amount due on the Maturity Date or any earlier date on which the entire Principal Balance together with all accrued but unpaid interest and all other sums evidenced by the Financing Documents shall be due and payable in full;

            (3)  if  the  Company  fails  to  comply  with  the   provisions  of
      subsections (J), (K) or (L) of Section 301 hereof or any provision set forth in Section 302 hereof;

            (4) if at any time any material representation or warranty made by the Company herein or in any other instrument or document delivered by the Company or a Corporate Guarantor to the Holder in connection with the Loans shall be incorrect in a material manner;

            (5) if at any time any insurance policy required to be maintained pursuant to any of the Financing Documents shall be canceled, terminated or lapse and shall not have been replaced prior to the effective date of such cancellation, termination or lapse by a policy covering the same matters as the lapsed policy, which new policy shall comply with all requirements in the Financing Documents relating to such type of insurance;

            (6) if the Company or a Corporate Guarantor shall assign or convey or attempt to assign or convey any of its rights, duties or obligations under the Loan Agreement or the other Financing Documents;

            (7) if by order of a court of competent jurisdiction a custodian, trustee, receiver or liquidator of the Company or a Corporate Guarantor, shall be appointed and such order shall not be discharged or dismissed or stayed within sixty (60) days after such appointment;

            (8) (1) the dissolution or winding-up of the Company or a Corporate Guarantor; (2) the filing by the Company or a Corporate Guarantor of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute; (3) the failure by the Company or a Corporate Guarantor within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair the Company's or such Corporate Guarantor's, as the case may be, ability to carry out its obligations hereunder and under the other Financing Documents to which it is a party; (4) the commencement of a case under Title I of the United States Code against the Company or a Corporate Guarantor as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against any of the foregoing and continuation of such case, action or proceeding without dismissal or stay for a period of sixty (60) days; (5) the filing, grant or entry of any order for relief by a court of competent jurisdiction under Title II of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Company or a Corporate Guarantor; or (6) in connection with any insolvency or bankruptcy case, action or proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or trustee of the whole or a substantial portion of the Company or a Corporate Guarantor unless such order, judgment or decree is vacated, dismissed or dissolved within sixty (60) days of its issuance;

            (9) if any final judgment or a series of final judgments for the payment of money in excess of $250,000.00 in the aggregate not covered by insurance shall be rendered against the Company or a Corporate Guarantor and the

      Company or such Corporate Guarantor, as the case may be, shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

            (10) if the Company or a Corporate Guarantor or any Person affiliated with the Company, any Corporate Guarantor or any Subsidiary of any of the foregoing shall default beyond any applicable grace or cure period under any other agreement or document other than the Financing Documents now or hereafter in effect with the Holder or any other Person.

SECTION 402. JURY TRIAL WAIVER.

THE COMPANY AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT,
COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE HOLDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE NOTES, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THE NOTES AND MAKE THE LOANS.

SECTION 403. RIGHT OF SETOFF.

The Company hereby grants to the Holder a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Holder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Holder or any entity under the control of Bank of America Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Company), the Holder may set off the same or any part thereof and apply the same to any liability or obligation of the Company even though unmatured and regardless of the adequacy of any other collateral securing the Notes. ANY AND

ALL RIGHTS TO REQUIRE THE HOLDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 404. EXPENSES INCURRED IN CONNECTION WITH ENFORCEMENT.

The Company shall pay on demand all reasonable expenses of the Holder in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Holder's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loans or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

SECTION 405. EFFECT OF UNENFORCEABILITY.

Unenforceability for any reason of any provision of this Loan Agreement shall not limit or impair the operation or validity of any other provision of this Loan Agreement or any of the other Financing Documents.

                                    ARTICLE V

                               GENERAL CONDITIONS

SECTION 501. GENERAL CONDITIONS OF THE LOAN AGREEMENT.

      The following conditions shall be applicable throughout the term of the Loan Agreement:

      (A) All computations of interest under the Notes shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed;

      (B) (1) The Holder may at any time pledge or assign all or any portion of its rights under the Notes and the other Financing Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Holder from its obligations under any of the Financing Documents.

      (2) The Holder shall have the unrestricted right at any time and from time to time to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Holder's obligation to lend hereunder and/or any or all of the Loans held by the Holder hereunder. In the event of any such grant by the Holder of a participating interest to a Participant, whether or not upon notice to the Company, the Holder shall remain responsible for the performance of its obligations hereunder and the Company shall continue to deal solely and directly with the Holder in connection with the Holder's rights and obligations hereunder.

      (3) The Holder shall have the unrestricted right at any time or from time to time to assign all or any portion of its rights and obligations hereunder and under the other Financing Documents to one or more banks or other financial institutions (each, an "Assignee"), and the Company agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Loan Agreement and to the other Financing Documents as the Holder shall deem necessary to effect the foregoing. In addition, at the request of the Holder and any such Assignee, the Company shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Holder has retained any of its rights and obligations hereunder following such assignment, to the Holder, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Notes held by the Holder prior to such assignment and shall reflect the amount of the respective commitments and Loans held by such Assignee and the Holder after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Holder in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Holder and such Assignee, such Assignee shall be a party to this Loan Agreement and shall have all of the rights and obligations of the Holder hereunder and under the other Financing Documents to the extent that such rights and obligations have been assigned by the Holder pursuant hereto and to the assignment documentation between the Holder and such Assignee, and the Holder shall be released from its obligations hereunder and thereunder to a corresponding extent.

      (4) Provided no Event of Default has occurred and is continuing and except with respect to an assignment or transfer of the Line of Credit Loan mandated by a Governmental Authority, the Company shall have the right to approve the identity of any proposed Assignee or Participant pursuant to subsections (B) (2) and B (3) hereof which approval shall not be unreasonably withheld, delayed or conditioned. Except as aforesaid, the right of the Holder to assign or grant a participation interest shall not require notice to or consent of the Company.

      (5) The Holder may furnish any information concerning the Company in its possession from time to time to prospective Assignees and Participants, provided that the Holder shall require any such prospective Assignee or Participant to agree in writing and for the benefit of the Company to maintain the confidentiality of such information.

      (C) All corporate proceedings taken in connection with the transactions provided for herein, all appraisals, agreements, contracts, certificates and other documents and instruments required by the Loan Agreement or the other Financing Documents and the persons responsible for the execution and preparation thereof, all sureties, guarantors and insurers shall be satisfactory to the Holder, and all policies of insurance, agreements, certificates and other documents and instruments so required shall be genuine, valid, subsisting, binding and enforceable in all respects upon the parties thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and except as enforceability may be limited by general equitable principals, and the Holder's counsel shall have received copies (or certified copies where appropriate in such counsel's reasonable judgment) of all agreements, documents and instruments which they may request in connection therewith;

      (D) Any condition of the Loan Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts and the Holder shall, at all times, be free to independently establish such existence or nonexistence but need not do such;

      (E) Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought;

      (F) The Company shall from time to time upon request of the Holder deliver
to  the  Holder  such  other  documents  and  instruments   (including  estoppel
certificates) as the Holder shall reasonably request;

      (G) All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (1) delivered to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery or (2) delivery is refused by the Company or the Holder, as the case may be, as evidenced by the affidavit of the Person who attempted to effect such delivery. The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

TO THE COMPANY:

Balchem Corporation
P.O. Box 600
52 Sunrise Park Road
New Hampton, New York 10958
Attention: Dino A. Rossi, President

TO THE HOLDER:

Bank of America, N.A.
Peter D. Kiernan Plaza
Albany, New York 12207
Attention: Corporate Banking Division

WITH A COPY TO:

Hiscock & Barclay, LLP
50 Beaver Street
Albany, New York  12207-2830
Attention: Edward J. Trombly, Esq.

The Company and the Holder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent;

      (H) This Loan Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

            THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE GOVERNING STATE OR ANY FEDERAL
COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE ADDRESS SET FORTH HEREIN. THE

COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM;

      (I) This Loan Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Loan Agreement by signing any such counterparts;

      (J) The Holder shall at all times and at any time have the right, privilege and power to waive any of the obligations of the Company hereunder and such waiver shall not be deemed a modification of this Loan Agreement;

      (K) This Loan Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced hereby. All prior contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Loan Agreement and no party is relying on any promise, agreement or understanding not set forth in this Loan Agreement;

      (L) Except to the extent otherwise specifically provided, the terms, covenants and conditions of this Loan Agreement are not intended to supersede the terms, covenants and conditions of the other Financing Documents, but shall be in addition thereto; no right or remedy conferred upon the Holder in this Loan Agreement is intended to be exclusive of any other right or remedy contained in this Loan Agreement or any of the other Financing Documents or now or hereafter available to the Holder at law, in equity, by statute or otherwise;

      (M) Nothing contained in this Section shall be deemed to preclude the Holder from enforcing any of the other rights of the Holder, except as expressly prohibited by this Section;

      (N) Waivers by Holder of any proof required hereunder does not imply or constitute waiver of any other proof(s) or request(s);

      (O) In the event any agreement contained herein should be breached by any party and thereafter such breach should be waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder;

      (P) Upon receipt of an affidavit of an officer of the Holder as to the loss, theft, destruction or mutilation of the Notes or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Notes or other security document, the Company will issue, in lieu thereof, replacement Notes or other security document in the same principal amount thereof and otherwise of like tenor.

      (Q) The Table of Contents, titles and headings of the paragraphs of this Loan Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Loan Agreement.

      IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed in their respective names by their Authorized Representatives all as of the day and year first above written.

                                         BALCHEM CORPORATION


                                         By: /s/Frank Fitzpatrick
                                             --------------------
                                               Name:  Frank Fitzpatrick
                                               Title: Chief Financial Officer

                                         BANK OF AMERICA, N.A.


                                         By: /s/ Karen D. Finnerty
                                             ---------------------
                                               Name:  Karen D. Finnerty
                                               Title: Vice President


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